                                                               Exhibit 99.(a)(3)

Amazon.com
STOCK OPTIONS
CONFIDENTIAL
                                                                  Employee, EE
                                                                  000000

                                   Election Form

If you accept the offer to exchange options, the Eligible Options described in Table 1 will be exchanged for New Options described in Table 3. The Special Options described in Table 2 will be cancelled and you will not receive any New Options for them, and you will keep all of the Retained Options, if any, described in Table 4.
If you accept the exchange, your total number of options will equal the New Options in Table 3 plus the Retained Options in Table 4.

If you do not accept the offer to exchange options, there will be no change to your existing option grants and you will not receive the New Options described in Table 3.

--------------------------------------------------------------------------------
 Plan/Type   Grant Date   Grant Number   Shares   Strike Price   Expiration Date
--------------------------------------------------------------------------------

Table 1: Eligible Options (to be exchanged for New Options if you accept the offer):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Table 2: Special Options (July/August 2000 Two Year Grant)   (to be cancelled if
you accept the offer):

--------------------------------------------------------------------------------

Table 3: New Options (to be granted in exchange for Eligible Options if you accept the offer):

                                                TBD*
--------------------------------------------------------------------------------

Table 4: Retained Options  (not affected whether or not you accept the offer):

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
STG Representative:  EE STG Representative  Phone Number:  206-000-0000
--------------------------------------------------------------------------------

Please check one box below, sign and date where indicated, provide your home telephone number, and return this form to your STG Representative. Also, please note that you do not need to include any option letters or other documents relating to the options that you are returning, if any. Amazon.com will exchange and cancel such options electronically and update your option records accordingly.
================================================================================

                              Signature of Owner

[ ] I ACCEPT the offer to exchange options

[ ] I DO NOT accept the offer to exchange options

X                                      Date:
  --------------------------------           -----------------------------------
  Signature

Home Telephone Number (with area code):
                                        ----------------------------------------

*The strike price for the New Options will be the lowest closing price of Amazon.com common stock as reported on the NASDAQ National Market for the period from January 1, 2001 through and including February 14, 2001, but no less than 85% of the closing price on February 14, 2001.